Exhibit 10.33

NOTICE OF RESTRICTED STOCK UNIT AWARD
ALLIANCE LAUNDRY HOLDINGS INC.
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
    Unless otherwise defined herein or in the RSU Agreement (as defined below), capitalized terms used in this Notice of Restricted Stock Unit Award (this “Notice of Grant”) shall have the same meanings ascribed to them in the Alliance Laundry Holdings Inc. 2025 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”).
SECTION 1. General. The Participant named below has been granted an Award of restricted stock units (“RSUs”), subject to the terms and conditions set forth in the Plan, this Notice of Grant and the Restricted Stock Unit Agreement attached hereto as Annex A (the “RSU Agreement”), including the appendix thereto applicable to the Participant’s country. Each RSU represents the right to receive one Share. The RSUs shall be credited to a separate book-entry account maintained for the Participant on the books of the Company.
Participant Name:        [●]
Total Number of RSUs:        [●]
Grant Date:        [●]
Vesting Commencement Date:    [●]
SECTION 2. Vesting. The RSUs shall vest [●] (each such date, a “Vesting Date”); provided, that the Participant remains continuously in active service with the Company or one of its Affiliates from the Grant Date through the applicable Vesting Date.
SECTION 3. Settlement. Except as otherwise provided herein, each vested RSU will be settled in Shares as soon as practicable (and in no case more than 30 days) after the applicable Vesting Date.
SECTION 4. Termination of Service. [Reserved]
SECTION 5. Definitions. [Reserved]
SECTION 6. Other. (a) The Participant understands that this Notice of Grant is subject to the terms and conditions of both the Plan and the RSU Agreement, each of which are incorporated herein by reference. Participant has received and has had an opportunity to review the Plan, the Company’s most recent prospectus that describes the Plan, and the RSU Agreement and agrees to be bound by all the terms and provisions of the Plan and the RSU Agreement.
(b)    By the Participant’s acceptance hereof (whether written, electronic or otherwise), the Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with this grant (including the Plan, the RSU Agreement, this Notice of Grant, account statements, prospectuses, prospectus supplements, annual and quarterly reports, and all other communications and information) whether through the Company’s intranet or the internet site of another such third party or via email, or such other means of electronic delivery specified by the Company. Furthermore, the Participant and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan, this Notice of Grant and the RSU Agreement.
(c)    The Participant confirms acceptance of this Award by completing, signing and returning the attached signature page to [●] or confirming acceptance of this Award electronically on the Participant’s brokerage account administered by the Company’s Stock Plan Administrator. If the Participant wishes to reject this Award, the Participant must so notify the Company's stock plan administrator in writing to [●] no later than 60 days after the Grant Date. If within such 60 day period the Participant neither affirmatively accepts nor affirmatively rejects this Award, the Participant will be deemed to have accepted this Award at the end of such 60 day period pursuant to the terms and conditions set forth in this Notice of Grant, the RSU Agreement and the Plan.

PARTICIPANT	ALLIANCE LAUNDRY HOLDINGS INC.
By:
[Participant Name]	Name: Title:
2

ANNEX A
RESTRICTED STOCK UNIT AGREEMENT
ALLIANCE LAUNDRY HOLDINGS INC.
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
The Participant has been granted RSUs, subject to the terms, restrictions and conditions of the Alliance Laundry Holdings Inc. 2025 Omnibus Incentive Compensation Plan, as amended from time to time (the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice of Grant”) and this Restricted Stock Unit Agreement, including the appendix hereto applicable to the Participant’s country (the “Appendix” and together with the Restricted Stock Unit Agreement, this “Agreement”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meanings given to them in the Plan.
SECTION 1. Dividend Equivalents. Each RSU shall be credited with dividend equivalents, which shall be withheld by the Company and credited to the Participant’s account. Dividend equivalents credited to the Participant’s account and attributable to a RSU shall be distributed in cash (without interest) to the Participant at the same time as the underlying Share is delivered upon settlement of such RSU and, if such RSU is forfeited, the Participant shall have no right to such Dividend Equivalents.
SECTION 2. Tax Withholding. Vesting and settlement of the RSUs shall be subject to the Participant satisfying any applicable U.S. Federal, state and local tax withholding obligations and non-U.S. tax withholding obligations. In this regard, the Participant authorizes the Company and its Affiliates to withhold all applicable taxes legally payable by the Participant from the Participant’s wages or other cash compensation paid to the Participant by the Company or its Affiliates. Unless otherwise approved by the Committee at any time in its sole discretion, in accordance with Section 9(d) of the Plan, such tax withholding obligation shall be satisfied by the Company withholding Shares having a Fair Market Value equal to the applicable tax withholding amount (but not in excess of the applicable individual maximum statutory rate) from the Shares that otherwise would be issued to the Participant when the Participant’s RSUs are settled.
SECTION 3. Rights as a Stockholder. The Participant shall not be deemed for any purpose, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares underlying the RSUs unless, until and to the extent that (a) the Company shall have issued and delivered to the Participant the Shares underlying the vested RSUs and (b) the Participant’s name shall have been entered as a stockholder of record with respect to such Shares on the books of the Company. The Company shall cause the actions described in clauses (a) and (b) of the preceding sentence to occur promptly following settlement as contemplated by this Agreement, subject to compliance with Applicable Laws.
SECTION 4. Incorporation by Reference. The provisions of the Plan and the Notice of Grant are hereby incorporated herein by reference. Except as otherwise expressly set forth herein or in the Notice of Grant, this Agreement and the Notice of Grant shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan, the Notice of Grant and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. Without limiting the foregoing, the Participant acknowledges that the RSUs and any Shares acquired upon settlement of the RSUs are subject to provisions of the Plan under which, in certain circumstances, an adjustment may be made to the number of the RSUs and any Shares acquired upon settlement of the RSUs.
SECTION 5. Compliance with Applicable Laws. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all Applicable Laws as may be required. The Committee shall have the right to impose such restrictions on the RSUs as it deems reasonably necessary or advisable under Applicable Laws. The Participant agrees to take all steps the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of Applicable Laws in exercising his or her rights under this Agreement.
SECTION 6. Miscellaneous.
(a)Waiver. Any right of the Company or its Affiliates contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Notices. All notices, requests, consents and other communications to be given hereunder to any party shall be deemed to be sufficient if contained in a written (including electronic) instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally recognized overnight courier, or by first-class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addresser:
(i)if to the Company, to:
Alliance Laundry Holdings Inc.
221 Shepard Street
Ripon, WI 54971
Attn: [●]
(ii)if to the Participant, to the Participant’s home address on file with the Company. Notices may also be delivered to the Participant through the Company's inter-office or electronic mail system, at any time he or she is employed by or provides services to the Company or any of its Affiliates.

All such notices, requests, consents and other communications shall be deemed to have been delivered in the case of personal or electronic delivery, on the date of such delivery, in the case of nationally recognized overnight courier, on the next business day, and in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Agreement by electronic means on the Participant’s brokerage account administered by the Company’s Stock Plan Administrator, or to request the Participant’s consent to participate in the Plan by such means. By accepting the RSUs awarded under this Agreement, the Participant consents to receive such documents by such means and to participate in the Plan through either an electronic system established and maintained by the Company or a brokerage account administered by the Company’s Stock Plan Administrator.
(c)Beneficiary. Upon receiving written permission from the Committee or its duly authorized designee, the Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee or, should the Company, in its sole discretion, decide to deliver such form electronically, file electronically such designation on the Participant’s brokerage account administered by the Company’s Stock Plan Administrator and may, from time to time, amend or revoke such designation. If no beneficiary is designated, if the designation is ineffective, or if the beneficiary dies before the balance of the Participant’s benefit is paid, the balance shall be paid to the Participant’s estate. Notwithstanding the foregoing, however, the Participant’s beneficiary shall be determined under applicable state law if such state law does not recognize beneficiary designations under Awards of this type and is not preempted by laws which recognize the provisions of this Section 6(c).
(d)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company or any of its Affiliates and their successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(e)Governing Law, Venue and Waiver of a Jury Trial. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without giving effect to the conflict of laws provisions thereof. For purpose of enforcing an award or decision in any proceeding pursuant to Section 6(f) of this Agreement or in the event that Section 6(f) of this Agreement is found to be invalid or unenforceable, the Participant and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in the United States District Court for the Eastern District of Wisconsin, or if that court is unable to exercise jurisdiction for any reason, then any United States District Court of competent jurisdiction, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. Additionally, in the event that Section 6(f) of this Agreement is found to be invalid or unenforceable, the Participant hereby waives, to the fullest extent permitted by Applicable Law, any right he or she may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Plan.
(f)    Arbitration. If a dispute arises out of or relates to the RSUs, this Agreement or the Plan, or the breach, termination or validity of the RSUs, this Agreement or the Plan, such dispute shall be finally settled by binding arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be a mutually agreed upon location in Fond du Lac, County, WI.
(f)Country-Specific Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any additional terms and conditions set forth in the Appendix to this Agreement applicable to the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
(g)Signature and Acceptance. This Agreement shall be deemed to have been accepted and signed by the Participant and the Company as of the Grant Date upon the Participant’s acceptance of the Notice of Grant.
(h)Headings and Construction; Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Whenever the words “include”, “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “but not limited to”, and the word “or” shall not be deemed to be exclusive. In the event of any conflict between the terms of (a) this RSU Agreement and the Notice of Grant, (b) the Plan, (c) any employment or other individual agreement entered into by the Participant and the Company or any of its Affiliates and (d) the Company’s Senior Executive Severance and Change of Control Plan, the agreements shall take precedence in the following order: (i) any such employment or other individual agreement, (ii) the Company’s Senior Executive Severance and Change of Control Plan, solely to the extent the Participant is a participant therein, (iii) this RSU Agreement and Notice of Grant and (iv) the Plan.

APPENDIX TO RESTRICTED STOCK UNIT AGREEMENT
ALLIANCE LAUNDRY HOLDINGS INC.
2025 OMNIBUS INCENTIVE COMPENSATION PLAN
COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS
[This exhibit has been omitted pursuant to Rule 601(a)(5) of Regulation S-K.
A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.]
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